Exhibit 2.7

ASSIGNMENT OF LEASES AND AGREEMENTS

NOTE TO PROBATE OFFICE: This instrument is filed as additional security for a mortgage recorded simultaneously herewith upon which the mortgage recording tax has been paid.

THIS INSTRUMENT PREPARED BY:

Thomas G. Amason III

Balch & Bingham LLP

1901 6th Avenue North

Suite 1500

Birmingham, Alabama 35303

STATE OF ALABAMA

COUNTIES OF CHILTON

AND COOSA

ASSIGNMENT OF LEASES

AND AGREEMENTS

THIS ASSIGNMENT OF LEASES AND AGREEMENTS, is made as of the 13th day of December, 2017, by ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (the "Assignor"), to WESTWATER RESOURCES, INC., a Delaware corporation ("Lender").

 PREAMBLE

Pursuant to a certain Loan Agreement among Alabama Graphite Corp., Assignor and Lender dated as of December 13, 2017 (as may be amended, the “Loan Agreement”), Lender is making to Alabama Graphite Corp., a corporation organized and existing under the laws of British Columbia, an Assignor, as co-borrowers (collectively “Borrower”), a loan in the principal amount of $2,000,000.00, as evidenced by a $2,000,000.00 Promissory Note from Borrower to Lender dated as of December 13, 2017 (as may be amended, the "Note") and secured by, among other things, a Future Advance Mortgage, Assignment of Rents and Leases and Security

Agreement from Assignor to Lender dated as of December 13, 2017 (as may be amended, the "Mortgage", or together with the Note, the Loan Agreement and all other documents evidencing, securing or otherwise relating to the Loan, as may be amended, the "Loan Documents"), said Mortgage covering, among other things, certain property, rights and interests described therein (the "Property").

Assignor is a party to those certain leases and agreements related to the Property described on Exhibit A hereto and is or may hereafter become party to other leases and agreements relating to all or a portion of the Property whether now owned or existing or hereafter created, acquired or arising, as the same may be modified, amended or replaced from time to time (collectively, the “Leases”).  As a condition to Lender’s making the Loan available to Borrower, Lender has required, as additional security for the Loan and Other Indebtedness defined in the Mortgage (collectively, the “Liabilities”) that Assignor transfer and assign to Lender all of its right, title and interest into and under the Leases and Contracts and Assignor desires to make such transfer and assignment to Lender.

ASSIGNMENT AND AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, Lender’s making the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, intending to be legally bound hereby, do hereby covenant, agree, transfer, assign, pledge, convey and grant as follows:

1.

Grant.  Assignor does hereby transfer, assign, pledge, convey and grant to Lender, as additional security for the payment of the Liabilities, all of Assignor’s rights, titles and interests in, to, under and related to the Leases, together with all rents, payments, royalties, amounts paid or payable and proceeds thereof, thereunder or otherwise related thereto, including without limitation, Assignor’s rights of reaffirmation, termination and rejection of any one or more of the Leases under any applicable bankruptcy or other creditor’s rights, law, rule or regulation (the Leases, all of said rights, titles and interests and all of said rents, payments, royalties, amounts paid or payable and proceeds, including without limitation said rights under applicable bankruptcy or other creditor’s rights, laws, are hereinafter referred to collectively as the "Collateral").

2.

Warranties and Covenants.  Assignor does hereby warrant, represent, covenant and agree with Lender that:

(a)

Assignor has not entered into any other contracts or agreements, with the other parties to the Collateral relating to or affecting the Collateral or the subject matter thereof;

(b)

Assignor has not previously assigned, transferred, sold or conveyed its rights, titles or interests or any part thereof under any of the Collateral;

(c)

Assignor shall not enter into, modify, amend, cancel, release, surrender, reject or terminate any of the Collateral, without the prior written consent of Lender;

(d)

the Collateral is valid, binding and enforceable in accordance with terms thereof and has not been amended except pursuant to the documents identified on Exhibit A hereto;

(e)

no party to the Collateral is, or with the giving of notice or passage of time, or both, would be, in default under any of the Collateral and Assignor’s entering into this Assignment and the Mortgage does not violate any of the Collateral or any document, instrument or to which the Assignor or its assets are subject or bound;

(f)

all covenants, conditions and agreements have been performed as required in the Collateral, except those not due to be performed until after the date hereof;

(g)

no change in the terms of any of the Collateral shall be valid unless it is in writing and has been approved by Lender; and

(h)

Assignor shall not assign, sell, pledge, mortgage or otherwise transfer or encumber any of their interests in any of the Collateral.

3.

Further Assurances.  At any time and from time to time upon request by Lender, Assignor shall make, execute and deliver to Lender any and all such other and further assignments, security agreements, financing statements, continuation statements, instruments of further assurance and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue to preserve the security interest of Lender created or intended to be created hereby in any and all Collateral.  It is the intent of this Assignment that the security interest created hereby will automatically attach, without further act, to all Collateral coming into existence or obtained by Assignor after the date hereof.

4.

Power of Attorney.  Assignor hereby irrevocably constitutes and appoints Lender as its attorney-in-fact coupled with an interest, at Lender’s option, (a) to demand, receive, and enforce Assignor’s rights with respect to the Collateral, (b) to the extent applicable, to make and receive payments under the Collateral and (c) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Assignor or, at the option of Lender, in the name of Lender, and all with the same force and effect as Assignor could do if this Assignment had not been made; however, Assignor agrees that Lender does not assume any of the obligations or duties of Assignor under or with respect to any Collateral and Lender shall not be authorized to act under this paragraph unless and until the occurrence of an Event of Default under this Assignment.  The failure of Lender to so exercise its rights, however, shall not be deemed a waiver of its right to exercise same at any future time.

5.

Present Assignment.  Although this Assignment is and shall be effective upon the execution and delivery hereof and constitutes a present and current assignment of the Collateral, Lender hereby grants to Assignor until such time as an Event of Default occurs under this Assignment, a license to enjoy, receive, enforce and exercise any and all of Assignor’s rights and privileges under the Collateral, subject however to the terms and conditions of this Assignment and the other Loan Documents, and Lender shall not take any actions whatsoever with respect to the Collateral unless and until an Event of Default shall have occurred hereunder.

6.

Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder ("Event of Default"):

(a)

Any default or Event of Default shall have occurred under the Note, the Loan Agreement, the Mortgage or any one or more of the other Loan Documents or any other documents now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Loan or any other indebtedness, liability, or obligation of the Assignor to Lender;

(b)

Any warranty, representation or statement by Assignor in this Assignment proves to be or have been untrue or misleading in any material respect; or

(c)

Assignor fails to keep, observe, perform, carry out and execute in every particular the covenants, agreements and obligations of Assignor contained in this Assignment;

7.

Rights Upon Default.  (a) Upon the occurrence of an Event of Default and without notice from or action by Lender, the license granted to Assignor in paragraph 5 hereof shall automatically terminate without notice or action by Lender, Lender shall have and be entitled to exercise, take and refrain from exercising or taking, in Lender’s sole discretion, any and all actions, rights, remedies and privileges under this Assignment and with respect to the Collateral, and without limiting the generality of the foregoing, Lender shall have the right immediately to exercise any and all of its rights and remedies as a secured party under this Assignment in accordance with the Uniform Commercial Code and any and all of its rights and remedies under applicable law and under the other Loan Documents and under any and all other instruments now or hereafter evidencing, securing, or otherwise relating to the Loan.

(b)

Upon the occurrence of an Event of Default, Lender may in its sole discretion elect to exercise any or all of its rights under the Mortgage either in a manner which results in the termination of all or any of the Collateral in connection with a foreclosure of all or any part of the Property or which results in all or any of the Collateral surviving a foreclosure of all of any part of the Property; and (c) it is expressly agreed that upon foreclosure of the Mortgage or Lender’s taking a deed in lieu thereof, the Leases covering the Property or portion thereof affected by such foreclosure or deed in lieu thereof, and all of Assignor’s rights, title, estate and interest thereunder shall terminate or survive at the election of Lender in its sole discretion.

8.

Indemnification; Relationship of Parties.  Assignor hereby agrees to indemnify and hold Lender harmless from and against any and all claims, demands, liabilities, losses, lawsuits, and judgments and expenses (including without limitation attorneys' fees) to which Lender may become exposed, or which Lender may incur, in exercising any of its rights under this Assignment, provided that Assignor shall have no obligation to indemnify or hold Lender harmless from or against any of the foregoing to the extent that the same are directly and solely caused by Lender’s gross negligence or intentional misconduct.  It is understood that this Assignment is not intended to create any partnership or joint venture between Assignor and Lender, and Assignor shall indemnify and hold Lender harmless, as aforesaid, if any such claim be made.

9.

No Limitation of Remedies.  No remedy conferred upon or reserved to Lender herein or in the Loan Documents is intended to be exclusive of any other remedy conferred upon or reserved to Lender under such documents and instruments or under applicable law.  Each such remedy shall be cumulative and concurrent and shall be in addition to each and every other remedy now or hereafter existing under such instruments or documents or at law or in equity.  No delay or omission by Lender to exercise any right, power or remedy accruing upon any Event of Default shall impair in any manner any such right, power or remedy, or shall be construed to be a waiver of any such default or acquiescence therein, and each and every right, power and remedy of Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

10.

No Obligation of Lender.  It is specifically understood and agreed that this Assignment shall not operate to place any responsibility, liability, or obligation whatsoever upon Lender, and that in accepting the foregoing assignment of the Collateral, Lender neither assumes nor agrees to perform at any time whatsoever any obligation of Assignor under any of the Collateral, all of which obligations and duties shall be and remain with and upon Assignor, unless and until Lender shall have assumed in writing certain obligations or duties under the Collateral, and then only to the extent of such written assumption.  Assignor agrees to, and does hereby, indemnify and hold harmless Lender from and against any and all liabilities, obligations, claims, damages, penalties, actions, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by Lender by reason of the acceptance hereof, and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under or by reason hereof except to the extent that the same are directly and solely caused by the gross negligence or intentional misconduct of Lender.  In the event that Lender incurs any such liability, obligation, claim, damage, penalty, cost or expense under or by reason hereof, or in the defense of any claims or demands arising out of or in connection herewith, the amount of such liability, obligation, claim, damage, penalty, cost or expenses shall be added to the Loan, shall bear interest at the rate provided in the Note from the day incurred until paid and shall be due and payable immediately upon demand by Lender.

11.

Termination.  This Assignment shall automatically terminate, and be of no further force or effect whatsoever at such time as the Loan and all other indebtedness, obligations and liabilities of Assignor to Lender are paid and satisfied in full and such payments are not subject to being set aside, disgorged or rescinded under any applicable law and the Mortgage has been released of recorded.  Upon such termination, Lender shall execute and deliver to Assignor such documents as may be reasonably requested by Assignor to evidence such termination and the reassignment to Assignor of all right, title and interest of Assignor in and to the Collateral.

12.

Notices.  All notices and elections permitted or required to be made hereunder shall be in writing, signed by the party giving the same, and shall be delivered personally or sent by certified mail, return receipt requested, to the other parties.  The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice or election.  For the purposes hereof, all such notices and elections shall be addressed as follows:

As to Lender:

WESTWATER RESOURCES, INC.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

As to Assignor:

ALABAMA GRAPHITE COMPANY, INC.

600 East Walnut Street

Sylacauga, Alabama 35105

13.

Successors and Assigns.  Subject to the above limitation on further assignment by Assignor, this Assignment shall be binding upon the respective heirs, estates, administrators, executors, successors, successors-in-title, legal representatives and assigns of Assignor and shall inure to the benefit of Lender and its successors and assigns.

14.

Captions.  Titles or captions of articles or sections contained in this Assignment are provided for convenience of reference only and in no way define, limit, extend, or describe the scope of this Assignment or the intent of any provision hereof.

15.

Severability.  In the event that any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by their duly authorized representatives as of the 9th day of December, 2017.

ASSIGNOR:

ALABAMA GRAPHITE COMPANY, INC.

By:    /s/ Tyler W.P. Dinwoodie

     ____Tyler W.P. Dinwoodie_________________

Its    President and Director

PROVINCE OF

Ontario

COUNTY OF

Frontenac

I,   Douglas Caldwell                                   , a notary public in and for said county in said province, hereby certify that    Tyler Dinwoodie      , whose name as    President     of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, he, as such President and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this  9    day of December, 2017.

   /s/ Douglas. F. Caldwell

Notary Public

My Commission Expires:        Lifetime

(Seal of Douglas F. Caldwell)

Lawyer, Notary Public, Commissioner, etc.

Douglas F. Caldwell

Caldwell and Moore

260 Barrie Street

Kingston, ON K7Z 3K7

EXHIBIT A

LIST OF LEASES AND AGREEMENTS

Mining Lease Agreement and Option referenced in that certain Memorandum of Renewal and Extension of Mining Lease Agreement and Option between Mortgagor and Laura Dean Ramsay and Kathryn Dean Leeman, as heirs of Eugenia W. Dean, recorded in the Office of the Judge of Probate of Coosa County, Alabama on August 2, 2017.

Amended and Restated Mining Lease Agreement between Mortgagor and Doyle Pierce, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Amended and Restated Mining Lease Agreement between Mortgagor and Harper Lumber, LLC, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Lease Agreement between Fairmont Realty and Alabama Graphite Company, Inc. dated September 17, 2012 for property located at 600 E. Walnut, Sylacauga, Alabama 35150.

MINERAL RIGHTS COVERED BY LEASES AND AGREEMENTS

THE FOLLOWING PROPERTY SITUATED IN CHILTON COUNTY, ALABAMA:

PIERCE PROPERTY MINERAL LAND:

The Southwest ¼ of the Northwest ¼; also, the West ½ of the Southwest ¼ of Section 2, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼ and the Southeast ¼ of Section 3, Township 20, Range 16.

The East ½ of the Northeast ¼ of Section 10, Township 20, Range 16.

The North ½ of the Northwest ¼ of Section 4, Township 20, Range 16.

The West ½ of the Northeast ¼ of Section 8, Township 20, Range 16.

The West ½ of the East ½; the East ½ of the Southwest ¼; the Northeast ¼ of the Northeast ¼ of Section 5, Township 20, Range 16.

The Northeast ¼ of the Southeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 5, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼; also, the East ½ of the Southeast ¼ of Section 32, Township 21, Range 16.

The North ½ of the Southwest ¼; also, the Southwest ¼ of the Southwest ¼ of Section 33, Township 21, Range 16.

All being located in Chilton County, Alabama.

HARPER LUMBER, L.L.C. MINERAL LAND:

The Southeast 1/4 of Section 33, Township 21 North, Range 16 East and;

The Southeast 1/4 of the Southwest 1/4, Section 33, Township 21 North, Range 16 East.

All being located in Chilton County, Alabama.

THE FOLLOWING PROPERTY SITUATED IN COOSA COUNTY, ALABAMA:

TOWNSHIP 22 NORTH, RANGE 17 EAST

ACRES

Section 01:

NW1/4 NW1/4

  40

Section 02:

SE1/4 NE1/4, N1/2 NW1/4, N1/2 SE1/4

200

Section 03:

All

640

Section 04:

NW1/4 NE1/4, E1/2 SE1/4, E1/2 NW1/4, E1/2 SW1/4

280

Section 05:

All

640.96

Section 06:

All

640

Section 07:

All

640

Section 08:

All

640

Section 09:

All

640

Section 10:

All, except E1/2 SE1/4 SW1/4

620

Section 11:

All, except E1/2 NW1/4

560

Section 12:

W1/2 except 8 acres in the SE corner of the SE1/4 SW1/4

312

Section 13:

E1/2 NW1/4

  80

Section 14:

W1/2 NW1/4, SW1/4, W1/2 SE1/4, NE1/4 SE1/4

360

Section 15:

NE1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

440

Section 17:

All

640

Section 18:

SW1/4, NE1/4 SE1/4, W1/2 NW1/4 SE1/4, S1/2 SE1/4

300

Section 19:

All

640

Section 20:

N1/2, N1/2 S1/2

480

Section 21:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, S1/2 NW1/4, S1/2

560

Section 22:

All

642

Section 23:

N1/2, ALSO the South 15 acres of the SE1/4 SE1/4

335

Section 24:

SE1/4 SE1/4

  40

Section 25:

All, except SW1/4 SE1/4

600

Section 26:

N1/2, SW1/4, W1/2 SE1/4, all NE1/4 SE1/4 North of Hatchett Creek

580

Section 27:

N1/2 NE1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4, SE1/4 SE1/4

440.9

Section 31:

All

640

Section 32:

All

640

Section 33:

N1/2, SW1/4, NW1/4 SE1/4, SE1/4 SE1/4

560

Section 34:

S1/2 NW1/4, NE1/4 SW1/4

120

Section 35:

NW1/4 NE1/4, NE1/4 NW1/4 except 10 acres off the West side

  70

TOWNSHIP 21 NORTH, RANGE 16 EAST

ACRES

Section 12:

SW1/4 NE1/4, NW1/4, S1/2 SW1/4, NW1/4 SE1/4, S1/2 SE1/4

400

TOWNSHIP 21 NORTH, RANGE 17 EAST

Section 01:

E1/2 NE1/4, NW1/4 SE 1/4

120

Section 06:

NE1/4

160

Section 07:

SE1/4 SE1/4

  40

Section 08:

SW1/4 NE1/4, SE1/4 NW1/4, E1/2 NE1/4 SW1/4, SE1/4 SW1/4, W1/2 SE1/4

220

Section 11:

NE1/4

160

Section 27:

SE1/4 SE1/4

  40

Section 33:

SW1/4 NW1/4, fractional NW1/4 SW1/4

  69

TOWNSHIP 21 NORTH, RANGE 18 EAST

Section 02:

NW1/4 NW1/4; ALSO 10 acres off the East side of the NE1/4 NW1/4;

ALSO all that part of the NW1/4 NE1/4 lying North of the creek

Containing 20 acres, more or less

  70

Section 03:

SW1/4 NE1/4, N1/2 NW1/4

120

Section 04:

A tract of land on the East side of the NE1/4 NE1/4,

Containing 6.5 acres, more or less

   6.5

Section 05:

N1/2 SE1/4

  80

Section 07:

SE1/4 NE1/4, NE1/4 SE1/4, SW1/4 SW1/4

120

Section 09:

SE1/4 NE1/4, NW/4 NW1/4, NE1/4 SW1/4

120

Section 17:

NE1/4 SW1/4

  40

Section 21:

NW1/4 NW1/4

  40

TOWNSHIP 22 NORTH, RANGE 16 EAST

Section 01:

All

640

Section 02:

All

640

Section 03:

E1/2 NW1/4, SE1/4 SE1/4

120

Section 04:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, N1/2 SW1/4 NW1/4,

E1/2 SW1/4, SW1/4 SW1/4, SE1/4

460.1

Section 05:

NE1/4

160

Section 08:

Lot A

  14.1

Section 09:

N1/2, SE1/4, E1/2 SW1/4

554.2

Section 10:

N1/2, N1/2 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

481.1

Section 11:

S1/2 NW1/4, S1/2 SW1/4, NW1/4 SW1/4

200

Section 12:

N1/2, SW1/4

480

Section 13:

All

641.2

Section 14:

All

640

Section 15:

S1/2, S1/2 NW1/4, NE1/4 NE1/4

440.5

Section 16:

All of fractional N1/2

196.7

Section 22:

NE1/4, S1/2 NW1/4, NE1/4 NW1/4, all of fractional S1/2

580

Section 23:

All of fractional S1/2

318.3

Section 24:

All

640

TOWNSHIP 22 NORTH, RANGE 16 EAST

ACRES

Section 25:

N1/2 NE1/4, NW1/4, E1/2 SE1/4; also 10 acres in the Northeast

Corner of the NW1/4 SW1/4; also a fractional part containing

250 acres, more or less, as described in that certain deed

from the trustees under the last will and testament of John R.

Hegeman to Charles A. Dean, dated November 11, 1929, and

Recorded in Deed Book 6, page 582, in the land records of the

Probate Judge's Office, Coosa County, Alabama.

580

Section 36:

E1/2

320

TOWNSHIP 22 NORTH, RANGE 18 EAST

Section 09:

SW1/4 SE1/4, E1/2 SE1/4

120

Section 10:

N1/2 SW1/4

  80

Section 15:

NW1/4 NW1/4

  40

Section 16:

NE1/4 NW1/4, W1/2 W1/2

200

Section 17:

SW1/4 NE1/4, SE1/4, S1/2 SW1/4

280

Section 18:

S1/2 SE1/4 SE1/4

  20

Section 19:

NE1/4 NE1/4, S1/2 NE1/4, S1/2 NW1/4, SW1/4, N1/2 SE1/4; ALSO

25 acres lying South of Hatchett Creek in the NE1/4 NW1/4; ALSO

20 acres lying East of Cox Mill Road in the SE1/4 SE1/4

485

Section 20:

N1/2 NE1/4; SW1/4 NE1/4 less 10 acres in the Southwest corner thereof; E1/2 NW1/4 less 2 acres now or formerly owned by J.D.

Hardy, and less 10 acres East of the Old Road in the Southeast corner of the SE1/4 NW1/4; W1/2 NE1/4 SW1/4 less 1 acre at

the church; 5 acres in the Northwest corner of the NE1/4 SE1/4;

W1/2 W1/2

362

Section 21:

NW1/4 NW1/4

  40

Section 22:

SE1/4 SW1/4, SW1/4 SE1/4

  80

Section 26:

NW1/4 NW1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4

360

Section 27:

All, except 30 acres off the North side of NE1/4 NE1/4

610

Section 28:

E1/2 SW1/4 SE1/4, E1/2 SE1/4, 6 acres in the Southeast corner of

The NE1/4 NE1/4, 15.5 acres off the East side of SE1/4 NE1/4

121._

Section 30:

NE1/4 NE1/4, N1/2 SE1/4 NE1/4, SW1/4 NE1/4, NW1/4 SE1/4; ALSO

W1/2, less 18 acres lying South of Swamp Creek in the SE1/4 SW1/4

442

Section 33:

E1/2, SE1/4 SW1/4

360

Section 34:

All

640

Section 35:

N1/2 NW1/4 NE1/4, W1/2 NE1/4 NW1/4, W1/2 W1/2

200

TOWNSHIP 22 NORTH, RANGE 19 EAST

Section 07:

NE1/4 SE1/4 except 15 acres now or formerly owned by G.W. Miller

  25

TOWNSHIP 23 NORTH, RANGE 16 EAST

Section 03:

S1/2, SE1/4 NW1/4

360

Section 04:

E1/2, NW1/4, N1/2 SW1/4, N1/2 S1/4 SW1/4

600

Section 05:

All

643._

Section 07:

Lot A

  42._

Section 08:

NE1/4, NW1/4 less 13 acres covered by waters of the Coosa River

307._

Section 10:

W1/2 W1/2

160

Section 11:

W1/2 NE1/4, NE1/4 NW1/4, S1/2 NW1/4, NW1/4 SW1/4,

SE1/4 SW1/4, S1/2 SE1/4

361._

Section 13:

S1/2 NW1/4, NW1/4 NW1/4, W1/2 NE1/4 NW1/4, SW1/4

300

Section 14:

All

641._

TOWNSHIP 23 NORTH, RANGE 16 EAST

ACRES

Section 15:

All

641._

Section 16:

NE1/4 NE1/4, SW1/4 NW1/4, W1/2 SW1/4, SE1/4 SW1/4, S1/2 SE1/4

280

Section 17:

NE1/4 SW1/4, S1/2 S1/2 except that part covered by the waters of the

Coosa River

193._

Section 20:

W1/2 NE1/4, N1/2 NW1/4, SE1/4 NW1/4, E1/2 SE1/4

280

Section 21:

All, except 10 acres in the Southwest corner of the NW1/4 NW1/4

630

Section 22:

All

640

Section 23:

W1/2, W1/2 E1/2, NE1/4 NE1/4, SE1/4 SE1/4

560

Section 24:

SW1/4, NW1/4 NW1/4

200._

Section 25:

All

640._

Section 26:

E1/2 NW1/4, NW1/4 NW1/4, 5 acres in the SW1/4 NW1/4, SE1/4

NE1/4, NE1/4 SE1/4, SW1/4

365.5

Section 27:

NW1/4, W1/2 NE1/4, NW1/2 NE1/4 NE1/4 (the Northwest half of

NE1/4 NE1/4

260

Section 28:

S1/2 NE1/4, NE1/4 NE1/4, W1/2 NW1/4, the North 30 acres of the

NE1/4 NW1/4, S1/2

531.5

Section 29:

All

641.6

Section 31:

All of fractional section

  10

Section 32:

All of fractional section

620.32

Section 33:

NW1/4, NW1/4 SW1/4, W1/2 NE1/4 SW1/4

220

Section 34:

E1/2 NE1/4, N1/2 SE1/4, SE1/4 SE1/4, all of the SW/14 NE1/4 lying

East of Clay Creek

230.8

Section 35:

SW1/4 NE1/4, NW1/4, N1/2 SW1/4, SW1/4 SW1/4, NW1/4 SE1/4, S1/2 SE1/4 SE1/4           380

Section 36:

All

640

TOWNSHIP 23 NORTH, RANGE 17 EAST

Section 18:

E1/2 SE1/4

  80

Section 19:

S1/2, NW1/4 NE1/4

360

Section 20:

S1/2

320

Section 28:

N1/2 N1/2, SW1/4 NE1/4, SE1/4 NW1/4, N1/2 SE1/4, SE1/4 SE1/4

E1/2 SW1/4, SW1/4 SW1/4

481._

Section 29:

All

641._

Section 30:

All

640

Section 31:

All

640

Section 32:

All

640

Section 33:

NE1/4 NE1/4, NW1/4, SW1/4, S1/2 SE1/4, NE1/4 SE1/4

480

Section 34:

SW1/4 SW1/4, SE1/4 SE1/4

  80

TOWNSHIP 23 NORTH, RANGE 18 EAST

Section 32:

W1/2 NW1/4, NE1/4 NW1/4

120

TOWNSHIP 23 NORTH, RANGE 19 EAST

Section 20:

NW1/4 SW1/4

  40

TOWNSHIP 24 NORTH, RANGE 16 EAST

Section 32:

NW1/4 NE1/4, S1/2 NE1/4, E1/2 NW1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

480

Approximately 6000 square feet of office space described in that certain Lease Agreement between Fairmont Realty and Alabama Graphite Company, Inc. dated September 17, 2012 for property located at 600 E. Walnut, Sylacauga, Alabama 35150.

14